Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael Walsh

Senior Vice President, Finance

(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

SECOND QUARTER 2009 RESULTS

Reports diluted FFO per share of $1.32	Reports diluted EPS of $0.53

BOSTON, MA, July 21, 2009 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2009.

Funds from Operations (FFO) for the quarter ended June 30, 2009 were $166.7 million, or $1.33 per share basic and $1.32 per share diluted. This compares to FFO for the quarter ended June 30, 2008 of $141.0 million, or $1.18 per share basic and $1.16 per share diluted. FFO for the quarter ended June 30, 2009 includes (1) $0.10 per share on a diluted basis related to lease termination income, (2) a non-cash impairment charge of $0.05 per share on a diluted basis related to the Company’s investment in its Value-Added Fund, specifically its Mountain View, CA and San Carlos, CA properties, and (3) additional non-cash interest expense of $0.06 per share on a diluted basis related to the Company’s adoption of FSP No. APB 14-1. FFO for the quarter ended June 30, 2008 includes $0.03 per share on a diluted basis related to the additional non-cash interest expense associated with the Company’s adoption of FSP No. APB 14-1. The weighted average number of basic and diluted shares outstanding totaled 125,266,846 and 127,080,589, respectively, for the quarter ended June 30, 2009 and 119,752,889 and 122,775,797, respectively, for the quarter ended June 30, 2008. The weighted average number of basic and diluted shares outstanding for the quarter ended June 30, 2009 includes the impact of the Company’s public offering of 17,250,000 shares of common stock on June 10, 2009, as discussed below.

In the second quarter ended June 30, 2009, the Company recognized a non-cash impairment charge of approximately $7.4 million, or $0.05 per share diluted, representing the other-than-temporary decline in the fair value below the carrying value of the Company’s investment in its Value-Added fund, which is an unconsolidated joint venture. In accordance with Accounting Principles Board Opinion No. 18 “The Equity Method of Accounting for Investments in Common Stock” (APB No. 18), a loss in value of an investment under the equity method of accounting, which is other than a temporary decline, must be recognized. As a result, the Company recognized a non-cash impairment charge on its investment in its Value-Added Fund.

Net income available to common shareholders was $67.2 million for the quarter ended June 30, 2009, compared to $75.5 million for the quarter ended June 30, 2008. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2009 was $0.54 basic and $0.53 on a diluted basis. This compares to EPS for the second quarter of 2008 of $0.63 basic and $0.62 on a diluted basis. EPS includes $0.03 and $0.04, on a diluted basis, related to gains on sales of real estate for the quarters ended June 30, 2009 and 2008, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2009, the Company’s portfolio consisted of 146 properties comprising approximately 49.1 million square feet, including 7 properties under construction totaling 2.3 million square feet and one hotel. The overall percentage of leased space for the 138 properties in service as of June 30, 2009 was 92.0%.

Significant events during the second quarter included:

•

On April 1, 2009, the Company placed in-service One Preserve Parkway, an approximately 184,000 net rentable square foot Class A office property located in Rockville, Maryland. The property is 20% leased.

•

On April 21, 2009, the Company obtained construction financing totaling $215.0 million collateralized by its Atlantic Wharf development project located at 280 Congress Street in Boston, Massachusetts. Atlantic Wharf, formerly known as Russia Wharf, is a mixed-use project totaling approximately 815,000 net rentable square feet. Wellington Management Company, LLP has leased approximately 450,000 square feet of the office space in the development. The construction financing bears interest at a variable rate equal to LIBOR plus 3.00% per annum and matures on April 21, 2012 with two, one-year extension options.

•

On April 30, 2009, Lehman Brothers, Inc., then the Company’s tenth largest tenant (by square feet) with approximately 437,000 net rentable square feet in the Company’s 399 Park Avenue property, rejected its lease in bankruptcy. The Company had previously established a reserve for the full amount of the Lehman Brothers, Inc. accrued straight-line rent balance in the third quarter of 2008. Lehman Brothers, Inc. paid rent through the month of April 2009 for all of its space and continued to occupy approximately 180,000 net rentable square feet through June 22, 2009, for which the Company received an aggregate of approximately $6.5 million in the quarter ended June 30, 2009. In addition, the Company has signed leases with tenants for approximately 37,000 net rentable square feet of the vacated space. Lehman Brothers, Inc. had contributed approximately $44.9 million per year on a contractual basis to the Company’s revenues from this lease.

•

On May 31, 2009, a consolidated joint venture in which the Company has a 66.67% interest placed in-service the Offices at Wisconsin Place, an approximately 299,000 net rentable square foot Class A office property located in Chevy Chase, Maryland. The property is 91% leased.

•

On June 1, 2009, General Motors Corporation filed a petition under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. At that time, the Company leased approximately 120,000 square feet of office space to General Motors Corporation at 601 Lexington Avenue (formerly known as Citigroup Center). Rent commencement for the lease at 601 Lexington Avenue began on June 1, 2009 and the lease was to expire on May 31, 2019. However, on June 12, 2009, General Motors Corporation rejected the lease in bankruptcy effective as of June 30, 2009. The contribution from this lease, on a contractual basis, from July 1, 2009 through December 31, 2009, was projected to be approximately $6.6 million.

In addition, the unconsolidated joint venture that owns the General Motors Building (of which the Company owns 60%) currently leases approximately 101,000 square feet of space to General Motors Corporation. General Motors Corporation currently occupies the space (other than approximately 7,000 square feet that is subleased to a third party) and the lease expires on March 31, 2010.

•

On June 9, 2009, the Company used available cash to repay the mortgage loan collateralized by its Reservoir Place property located in Waltham, Massachusetts totaling approximately $47.8 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 7.00% and was scheduled to mature on July 1, 2009.

•

On June 10, 2009, the Company completed a public offering of 17,250,000 shares of its common stock (including 2,250,000 shares issued as a result of the exercise of an overallotment option by the underwriters) at a price to the public of $50.00 per share. The proceeds from this public offering, net of underwriters’ discounts and offering costs, totaled approximately $842.0 million. The Company used a portion of the net proceeds to repay the outstanding balance of its revolving credit facility totaling $100.0 million and to repay its mortgage loan totaling approximately $30.1 million collateralized by its Ten Cambridge Center property, discussed below.

•

On June 17, 2009, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.50 per share of common stock for the period April 1, 2009 to June 30, 2009 payable on July 31, 2009 to shareholders of record as of the close of business on June 30, 2009.

•

On June 26, 2009, the Company used available cash to repay the mortgage loan collateralized by its Ten Cambridge Center property located in Cambridge, Massachusetts totaling approximately $30.1 million. The Company paid a prepayment penalty totaling $0.5 million in connection with the repayment. The mortgage loan bore interest at a fixed rate of 8.27% and was scheduled to mature on May 1, 2010.

On July 16, 2009, the Board of Directors appointed Alan J. Patricof to the Nominating and Corporate Governance Committee. Mr. Patricof, who will continue to serve as the Chairman of the Company’s Audit Committee, joins Zoë Baird (Chair) and David A. Twardock as members of the Nominating and Corporate Governance Committee.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2009 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Third Quarter 2009			Full Year 2009
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.43	-	$0.46	$1.73	-	$1.81
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.68	-	0.68	2.90	-	2.90

Less:
Projected Company Share of Gains on Sales of Real Estate	0.03	-	0.03	0.08	-	0.08

Projected FFO per Share (diluted)	$1.08	-	$1.11	$4.55	-	$4.63

Except as described below, the foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The guidance above includes the additional non-cash interest expense resulting from the change in accounting for convertible debt instruments. In addition, the estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call on Wednesday, July 22, 2009 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2009 results, the 2009 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (888) 282-4591 (Domestic) or (719) 325-2223 (International); no passcode required. A replay of the conference call will be available through August 5, 2009, by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International) and entering the passcode 3810114. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2009 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the third quarter and full fiscal year 2009, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$304,864	$281,072	$598,381	$562,466
Recoveries from tenants	49,821	49,848	102,229	98,732
Parking and other	18,416	17,317	35,357	33,818

Total rental revenue	373,101	348,237	735,967	695,016
Hotel revenue	7,396	9,708	13,458	16,232
Development and management services	8,551	6,460	16,847	11,937
Interest and other	442	4,275	762	16,927

Total revenue	389,490	368,680	767,034	740,112

Expenses
Operating:
Rental	124,730	119,103	248,591	236,836
Hotel	5,359	6,449	10,831	12,346
General and administrative	18,532	17,467	35,952	37,055
Interest	78,633	69,302	157,563	141,798
Depreciation and amortization	87,005	74,389	164,375	149,060
Loss from suspension of development	—	—	27,766	—
Net derivative losses (gains)	—	(257)	—	3,531
Losses from early extinguishments of debt	494	—	494	—
Losses (gains) from investments in securities	(1,194)	160	(607)	1,033

Total expenses	313,559	286,613	644,965	581,659

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	75,931	82,067	122,069	158,453
Income (loss) from unconsolidated joint ventures	(351)	1,855	4,746	2,897
Gains on sales of real estate	4,493	6,203	7,288	29,641

Net income	80,073	90,125	134,103	190,991
Net income attributable to noncontrolling interests:
Noncontrolling interests in property partnerships	(691)	(420)	(1,201)	(1,045)
Noncontrolling interest - common units of the Operating Partnership	(10,629)	(12,373)	(18,091)	(23,824)
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	(629)	(900)	(1,032)	(4,310)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(972)	(949)	(1,962)	(1,854)

Net income attributable to Boston Properties, Inc.	$67,152	$75,483	$111,817	$159,958

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.54	$0.63	$0.91	$1.34

Weighted average number of common shares outstanding	125,267	119,753	123,272	119,644

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income	$0.53	$0.62	$0.91	$1.32

Weighted average number of common and common equivalent shares outstanding	125,620	121,315	123,554	121,168

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,687,069	$9,560,924
Construction in progress	934,397	835,983
Land held for future development	240,377	228,300
Less: accumulated depreciation	(1,901,558)	(1,768,785)

Total real estate	8,960,285	8,856,422

Cash and cash equivalents	819,245	241,510
Cash held in escrows	22,289	21,970
Investments in securities	11,173	11,590
Tenant and other receivables, net of allowance for doubtful accounts of $4,618 and $4,006, respectively	78,495	68,743
Related party note receivable	270,000	270,000
Accrued rental income, net of allowance of $2,698 and $15,440, respectively	340,123	316,711
Deferred charges, net	283,830	325,369
Prepaid expenses and other assets	22,905	22,401
Investments in unconsolidated joint ventures	772,319	782,760

Total assets	$11,580,664	$10,917,476

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$2,603,597	$2,660,642
Unsecured senior notes, net of discount	1,472,617	1,472,375
Unsecured exchangeable senior notes, net of discount	1,881,482	1,859,867
Unsecured line of credit	—	100,000
Accounts payable and accrued expenses	223,909	171,791
Dividends and distributions payable	80,475	97,162
Accrued interest payable	66,463	67,132
Other liabilities	126,560	173,750

Total liabilities	6,455,103	6,602,719

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 138,627,561 and 121,259,555 shares issued and 138,548,661 and 121,180,655 shares outstanding in 2009 and 2008, respectively	1,385	1,212
Additional paid-in capital	4,358,830	3,565,466
Earnings in excess of dividends	115,027	154,953
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(28,464)	(29,916)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,444,056	3,688,993

Noncontrolling interests:
Common units of the Operating Partnership	620,752	563,212
Property partnerships	5,101	6,900

Total equity	5,069,909	4,259,105

Total liabilities and equity	$11,580,664	$10,917,476

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
	(in thousands, except for per share amounts)
	(unaudited)
Net income attributable to Boston Properties, Inc.	$67,152	$75,483	$111,817	$159,958

Add:
Noncontrolling interest - redeemable preferred units of the Operating Partnership	972	949	1,962	1,854
Noncontrolling interest in gains on sales of real estate - common units of the Operating Partnership	629	900	1,032	4,310
Noncontrolling interest - common units of the Operating Partnership	10,629	12,373	18,091	23,824
Noncontrolling interests in property partnerships	691	420	1,201	1,045
Less:
Gains on sales of real estate	4,493	6,203	7,288	29,641
Income (loss) from unconsolidated joint ventures	(351)	1,855	4,746	2,897

Income before income (loss) from unconsolidated joint ventures, gains on sales of real estate and net income attributable to noncontrolling interests	75,931	82,067	122,069	158,453

Add:
Real estate depreciation and amortization (2)	120,359	82,838	228,590	160,457
Income (loss) from unconsolidated joint ventures	(351)	1,855	4,746	2,897
Less:
Noncontrolling interests in property partnerships’ share of funds from operations	1,199	928	2,259	2,039
Noncontrolling interest - redeemable preferred units of the Operating Partnership	972	949	1,962	1,854

Funds from operations (FFO)	193,768	164,883	351,184	317,914

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	27,100	23,932	49,722	46,221

Funds from operations attributable to Boston Properties, Inc.	$166,668	$140,951	$301,462	$271,693

Our percentage share of funds from operations - basic	86.01%	85.49%	85.84%	85.46%

Weighted average shares outstanding - basic	125,267	119,753	123,272	119,644

FFO per share basic	$1.33	$1.18	$2.45	$2.27

Weighted average shares outstanding - diluted	127,081	122,776	125,016	122,629

FFO per share diluted	$1.32	$1.16	$2.43	$2.24

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $87,005, $74,389, $164,375 and $149,060, our share of unconsolidated joint venture real estate depreciation and amortization of $33,798, $8,972, $65,174 and $12,235, less corporate-related depreciation and amortization of $444, $523, $959 and $838 for the three months and six months ended June 30, 2009 and 2008, respectively.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2009	December 31, 2008
Greater Boston	91.7%	92.9%
Greater Washington, D.C.	94.9%	96.1%
Midtown Manhattan	91.6%	98.4%
Princeton/East Brunswick, NJ	82.5%	83.8%
Greater San Francisco	92.1%	92.8%

Total Portfolio	92.0%	94.5%

	% Leased by Type
	June 30, 2009	December 31, 2008
Class A Office Portfolio	92.5%	95.2%
Office/Technical Portfolio	81.9%	81.9%

Total Portfolio	92.0%	94.5%